United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

UNION FIRST MARKET BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 23, 2013 Union First Market Bankshares Corporation (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2013. A copy of the Company’s press release is attached as Exhibit 99.1 hereto.

Item 5.02	Departure of Directors or Certain Officers.

On April 24, 2013, Steven A. Markel, a director of the Company, notified the Company of his resignation from the Company’s Board of Directors effective April 24, 2013. Mr. Markel joined the Board in 2010. He resigned for personal reasons and his resignation does not relate to any disagreement on matters relating to the Company’s operations, policies or practices.

Effective April 23, 2013, the following directors of the Company, having reached the mandatory retirement age set forth in the Bylaws of the Company, are no longer eligible for re-election to the Board of Directors of the Company and have resigned from the Board:

Douglas E. Caton. Mr. Caton joined the Board in 2004.

Hullihen W. Moore. Mr. Moore joined the Board in 2004.

James E. Ukrop. Mr. Ukrop joined the Board in 2010.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On April 23, 2013, the Company’s Board of Directors approved certain amendments to its Bylaws, effective April 25, 2013. The following changes were made to the Bylaws:

Article III, Section 3 of the Bylaws was revised to read as follows:

“SECTION 3. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Board of Directors shall appoint each year a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall be governed by the Nominating and Corporate Governance Committee Charter, which the Board of Directors shall adopt and amend as the Board of Directors shall determine from time to time.”

Article III, Section 4 of the Bylaws was revised to read as follows:

“SECTION 4. AUDIT COMMITTEE. The Board of Directors shall appoint each year an Audit Committee. The Audit Committee shall be governed by the Audit Committee Charter, which the Board of Directors shall adopt and amend as the Board of Directors shall determine from time to time.”

Article III, Section 5 of the Bylaws was revised to read as follows:

“SECTION 5. COMPENSATION COMMITTEE. The Board of Directors shall appoint each year a Compensation Committee. The Compensation Committee shall be governed by the Compensation Committee Charter, which the Board of Directors shall adopt and amend as the Board of Directors shall determine from time to time.”

The Bylaws previously read as follows:

“SECTION 3. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Board of Directors shall appoint each year a Nominating and Corporate Governance Committee in accordance with the terms of the Nominating and Corporate Governance Committee Charter, which the Board of Directors shall adopt and amend as the Board of Directors shall determine from time to time.

SECTION 4. AUDIT COMMITTEE. The Board of Directors shall appoint each year an Audit Committee in accordance with the terms of the Audit Committee Charter, which the Board of Directors shall adopt and amend as the Board of Directors shall determine from time to time.

SECTION 5. COMPENSATION COMMITTEE. The Board of Directors shall appoint each year a Compensation Committee in accordance with the terms of the Compensation Committee Charter which the Board of Directors shall adopt and amend as the Board of Directors shall determine from time to time.”

A copy of the Bylaws of the Company, as amended, effective as of April 25, 2013, is attached as Exhibit 3.2 hereto and is hereby incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual shareholders’ meeting on April 23, 2013. At the annual meeting, the Company’s shareholders: (i) elected each of the persons listed below under Proposals 1, 2, and 3 to serve as a director of the Company in the Class designated below for the director for a term that will continue until the Annual Meeting date designated below for the director or the director’s mandatory retirement age, whichever is sooner; (ii) ratified the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2013; and (iii) approved, in an advisory (non-binding) vote, the compensation of the executives disclosed in the Company’s 2013 Proxy Statement.

The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: To elect four Class II directors to serve until the 2016 Annual Meeting:

Nominees:	Votes FOR	Votes WITHHELD	Broker Non-Votes
L. Bradford Armstrong	16,911,169	168,811	2,936,645
Daniel I. Hansen	16,914,753	165,227	2,936,645
Ronald L. Hicks	16,729,446	350,534	2,936,645
W. Tayloe Murphy, Jr.	16,875,852	204,128	2,936,645

Proposal 2: To elect one Class I director to serve until the 2015 Annual Meeting:

Nominee:	Votes FOR	Votes AGAINST	ABSTAIN	Broker Non-Votes
Raymond L. Slaughter	16,852,113	181,562	46,304	2,936,646

Proposal 3: To elect one Class III director to serve until the 2014 Annual Meeting:

Nominee:	Votes FOR	Votes AGAINST	ABSTAIN	Broker Non-Votes
Linda V. Schreiner	16,876,998	172,597	30,384	2,936,646

Proposal 4: To ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2013:

Votes FOR	Votes AGAINST	ABSTAIN	Broker Non-Votes
19,838,763	125,462	52,400	0

Proposal 5: To approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the Company’s 2013 Proxy Statement:

Votes FOR	Votes AGAINST	ABSTAIN	Broker Non-Votes
16,459,741	493,532	126,707	2,936,645

The Company holds an annual (non-binding) advisory vote until the next required vote on the frequency of such votes.

Item 8.01	Other Events.

On April 24, 2013, the Company issued a press release announcing the declaration of a quarterly dividend payable on May 31, 2013 to shareholders of record as of May 17, 2013. A copy of the press release is attached as Exhibit 99.2 hereto and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Bylaws of Union First Market Bankshares Corporation, as amended.

99.1	Union First Market Bankshares Corporation press release dated April 23, 2013.

99.2	Union First Market Bankshares Corporation press release dated April 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION FIRST MARKET BANKSHARES CORPORATION

Date: April 29, 2013	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer